AL-SERAJ

AGREEMENT

DATED: 15TH JUNE 2020

CONTRACT AGREEMENT BETWEEN

AL-SERAJ GROUP HOLDING COMPANY
AND
GREENPRO CAPITAL CORP.

This contract agreement is drafted and entered between the known investor Al-Seraj Group Holding Company accepting to provide financing in favor of Greenpro Capital Corp.

PART ONE:

SUMMARY OF TERMS AND CONDITIONS

PRINCIPAL: AL-SERAJ GROUP HOLDING COMPANY

BENEFICIARY: GREENPRO CAPITAL CORP

FACILITY TYPE: SHORT – TERM

PROJECT AMOUNT (LOAN): USD$ 5,000,000.00 (FIVE MILLION DOLLARS)

PURPOSE OF THE FUNDS: COMMERICAL EXPANSION AND BUSINESS DEVELOPMENT.

CONTRACT LENGTH: 5 YEARS

GRACE PERIOD: 1 YEAR

REPAYMENT: ON EXPIRATION OF THE CONTRACT LENGTH ALREADY STATED.

INTEREST RATE: 3% ANNUALLY

AL-SERAJ GROUP

DEFINITIONS AND RULES OF INTERPRETATION

Definitions: The following terms shall have the meanings set forth in this section or elsewhere in the provisions of this Agreement referred to below:

Acknowledgment: The Acknowledgment dated as of even date herewith executed by **AL-SERAJ GROUP HOLDING COMPANY** in favor of **GREENPRO CAPITAL CORP.** as the same may be modified, amended or restated.

Agreement: This Contract Agreement.

Authorized Officer: As to any Person, the chief financial or chief accounting officer, treasurer or assistant treasurer of such Person.

Borrower: **GREENPRO CAPITAL CORP.**, hereinafter referred to as the "**GREENPRO**"

Dollars or $: Dollars in lawful currency of the United States of America.

Drawdown Date: The date on which any Loan is made or is to be made on 10th June 2020.

Interest Payment Date: 3% interest is due at the end of every year terms.

Interest Rate: Three Percent (3%)

Lender: **AL-SERAJ GROUP**, hereinafter referred to as the "**AL-SERAJ**"

Loan: The amount of 5,000,000 USD

Maturity Date: Five years from the date of principal being released to **GREENPRO** and expires in full and shall be repaid to **AL-SERAJ,** unless stated otherwise.

Greenpro Capital Corp: Greenpro Capital Corp, incorporated on July 19, 2013 in the state of Nevada (Entity number: E0358182013-0), (I.R.S. Employer Identification Number: 98-1146821). On May 6, 2015, the company name has been changed from Greenpro, Inc. to Greenpro Capital Corp.

AL-SERAJ GROUP

THE SECOND PART

This Agreement is executed on 15, 09, 2020 by and between:

GREENPRO CAPITAL CORP., a US listed company (Nasdaq: GRNQ), incorporated in the state of Nevada with the principal executive offices located at Room 1701-1703, 17/F., The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong (**GREENPRO**)

And

AL-SERAJ GROUP HOLDING COMPANY, a Kuwait company located at Hawalli M 28 Al-Othman St., 2nd Floor, Office 3, King Hammoud Badr Al-Ustad. (**AL-SERAJ**)

PREAMBULE

Given that:

1. **GREENPRO** requires funding for term loan and structural working capital facility financing as presented by **GREENPRO**;
2. **GREENPRO** wishes to borrow from **AL-SERAJ**, and
3. **AL-SERAJ** wishes to lend to **GREENPRO**, a total amount of USD$ 5,000,000 (Five Million Dollars) in the form of a convertible loan.

Parties agree as follows:

§ 1 TOTAL AMOUNT OF LOAN

1. The total amount of the loan is USD$ 5,000,000 (Five Million Dollars) and **AL-SERAJ** is under no further obligation to advance any additional funds to **GREENPRO.**

§ 2 TERM OF THE LOAN

1. The Term of the loan shall be 5 years calculated annually, with a 1 year grace period for initial payment of interest in the amount set out in paragraph 4 below

§ 3 DELIVERY OF FUNDS

1. With respect to the provisions set out in § 12 below, **AL-SERAJ** will transfer to the bank account of **GREENPRO's** domicile account the Loan in the amount of USD$ 5,000,000 on or before June 30th 2020.
2. **AL-SERAJ** will cover all of the bank`s costs of wire transfer, so **GREENPRO** domicile account will receive the entire amount of the Loan.

AL-SERAJ GROUP

3. **KINALTEK** will immediately confirm receipt of the Loan via e-mail indicated in § 25 below.

§ 4 INTEREST

1. The Loan shall bear a rate of interest of 3% (Three Percent) per annum.
2. The interest on the Loan shall be paid to **AL-SERAJ** on an annual basis by bank wire transfer to the bank account of **AL-SERAJ**.
3. **AL-SERAJ** will provide **GREENPRO** the correct bank account number of **AL-SERAJ** on which **GREENPRO** shall make the payment of the principal rates and interests. The payment shall be done in USD.

§ 5 CONVERSION

1. On the Maturity Date, all or part of the unpaid principal and interest may be converted into restricted shares of common stock of GREENPRO (hereinafter referred as to the "shares"), and acquired by **AL- SERAJ**, at the sole option of **AL-SERAJ**. **GREENPRO** has the option of declining the offer to convert to the shares.
2. In the event that **AL-SERAJ** declines to convert any or all of the principal and interest into shares on the Maturity Date, **AL- SERAJ** will inform **GREENPRO** in writing, to pay the outstanding principal in full in USD within 30 days from receiving the abovementioned demand for payment. **GREENPRO** has the option of declining the offer.
3. The parties agree that the failure of GREENPRO to make repayment according to paragraph 2 directly above shall result in, at the sole option of **AL-SERAJ**, conversion of the principal and interest into shares of **GREENPRO.**
4. The parties agree that, **AL-SERAJ** is entitled to convert the unpaid amount of the principal and interest only once – at the Maturity Date.
5. In the event of conversion of the principal into shares, **GREENPRO** is entitled at its sole option to convert into shares any or all of the outstanding and due principal and interest but in no event lower than the amount of $100,000 USD.
6. The conversion of the Loan into shares shall be calculated with an average of the stock price as traded on Nasdaq agreed by both parties on the date on which the conversion is being made.
7. Once the conversion of the whole principal and interest is made, the Agreement expires. In the event of conversion of a portion of principal and interest into shares, the remaining unpaid portion of principal and interest on the Loan is payable and due according to the terms set out in
§ 6 below.

§ 6 REPAYMENT

1. In the event that **AL-SERAJ** elects to not convert the principal and interest into shares then **GREENPRO** will repay the outstanding principal and interest in full no later than five business days following the 5th year anniversary of receiving the loan at latest.
2. **GREENPRO** may repay any part of the outstanding principal and the interest or all the unpaid

AL-SERAJ GROUP

principal and interest at any time with no prepayment penalties.

AL-SERAJ GROUP

§ 7 USE OF THE FUND

1. **GREENPRO** intends to use the funds for commercial expansion and business development purposes.

§ 8 SECURITY, GREENPRO SPV

1. Notwithstanding the provisions set out in § 5 above, the repayment of the Loan is secured on the assets (including fixed assets) acquired, purchased or built by **GREENPRO** from the funds coming from the Loan.
2. **GREENPRO** is obliged to pledge through the **GREENPRO** domicile entity on the assets acquired, purchased or built from the funds coming from the Loan, which assets shall be pledged or secured by **AL-SERAJ** until the principal is paid back in full with all interest due. Upon default of payment of the Loan under this Agreement, the enforcement process shall include the sale of assets acquired with **AL-SERAJ** funds to eligible buyers.
3. Upon the repayment of the whole principal and interest, the pledge established by **GREENPRO** accordingly to the provisions set out in item 2 above, expires without the submission of any additional documents or statements in this regard. In the event of establishing the mortgage, **AL-SERAJ** will immediately, no later than within the next 14 days from receiving the payment of the Loan in full, submit to **GREENPRO** the statement allowing the mortgage to be removed from the relevant land and mortgage register.
4. The parties hereby agree that **GREENPRO** will establish **GREENPRO** domicile entity in the territory of UAE. Therefore, a natural or liaison officer (hereinafter referred to as the "Liaison") is to be appointed to perform this task of registering **GREENPRO** domicile entity. The Liaison is only authorized to represent **GREENPRO** in setting up and registering the **GREENPRO** domicile entity and hereby refers to SPV registration and setup within UAE. The SPV ownership strictly belongs to **GREENPRO** entirely.
5. Apart from registering the **GREENPRO** domicile entity, the Liaison will assist in the process of opening the bank account for **GREENPRO** in Dubai; the chosen Bank has to provide a bank account with the facility of making wire transfers via Internet in English language. The only authorized to such bank account person will be **GREENPRO**.
6. **GREENPRO** hereby agrees, that it's obliged to meet the cost of the domicile entity registration of USD$ 15,200 (Fifteen Thousand Two Hundred Dollars) for 5 years validity.

§ 9 ORGANIZATION; QUALIFICATION

1. **GREENPRO** is a corporation validly existing and in good standing under the laws of the **State of Nevada** and has the actual authority to enter into and execute this Agreement.

AL-SERAJ GROUP

§ 10 INVESTMENT PURPOSES

1. **AL-SERAJ** has such knowledge, experience, and sophistication in investment, financial, and business matters that it is capable of evaluating the merits and risks of its investment. **AL-SERAJ** is able to bear the economic risk of its investment in **GREENPRO** under this Agreement, can afford a complete loss of such investment and understands that no market for the convertible note now exists and that such market may not hereafter develop. **AL-SERAJ** (i) has been furnished with, and hereby acknowledges the receipt of, a copy of the documents which have been provided to **AL-SERAJ** upon **AL-SERAJ**'s request concerning **GREENPRO**, (ii) is either an "accredited investor," as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act") or is not a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the Securities Act, is purchasing the securities solely for the account of non-U.S. persons and at the time this Agreement was entered into was outside the United States, and (iii) **AL-SERAJ** has been given the opportunity to obtain such additional information that it believes is necessary to verify the accuracy of the information contained in the documents referred to in clause (i) above.

§ 11 LIABILITY OF MEMBERS AND MANAGERS

1. None of the managers or members of **AL-SERAJ** shall have any personal liability with respect to this transaction or the operation of the business of **GREENPRO** none of the managers of the SPV or Officers or Directors of **GREENPRO** shall have any personal liability with respect to this transaction or the operation of the business with **AL-SERAJ.**

§ 12 CLOSING

1. **GREENPRO** is to setup the domicile entity and sign the final documents for funding. The parties hereby agree the following schedule of events:
   - **1.1 AL-SERAJ** and **GREENPRO** will proceed with the electronic signing of this Agreement.
   - **1.2** Both parties will agree on a date for the meetings and follow on closing in Dubai. Note that **GREENPRO** will meet all its cost to setup the domicile entity, indicated in § 8 above.
   - **1.3** Via video conferencing, **GREENPRO** will meet with an **AL-SERAJ** executive, for the "face to face" meeting and payment of the agreed SPV costs stipulated in § 8 of this Agreement, unless it has been already paid by wire transfer.
   - **1.4 AL-SERAJ** and **GREENPRO** will proceed to have the official signing of this Agreement and all other transactional and supporting documentation to close this transaction, in particular, **AL-SERAJ** will provide **GREENPRO** with the bank account number for repayment of the Loan.
   - **1.5 GREENPRO** would be required to make available **GREENPRO** SPV receivable accounts details for the transfer of the USD$ 5,000,000.00 (Five Million Dollars).
   - **1.6** The 5,000,000 USD will be transferred to **GREENPRO** SPV Bank account within the next 3 banking days after providing to **AL-SERAJ** the **GREENPRO** SPV bank account number.

AL-SERAJ GROUP

Confirmation of the wire transfer of 5,000,000 USD from **AL-SERAJ** will be sent to **GREENPRO** immediately. It takes 1-3 banking days to receive confirmation of transfer of funds.

2. Note: The wire transfer will be done in Dollars and in one tranche of USD$ 5,000,000.00 (Five Million Dollars) and will be proceed by the bank of **AL-SERAJ** within 3 working days from issuing the transferinstructions.

§ 13 TERMINATION OF THE INVESTMENT AGREEMENT

1. Notwithstanding the provisions set out in this Agreement, the Parties agree that, if **GREENPRO**, defaults in the performance of any obligation under this Agreement, then **AL-SERAJ** may call **GREENPRO** in writing to cure such default within the next 90 days due to obligation to repay the outstanding principal and interest due under this Agreement in full.
2. If **GREENPRO** defaults in any payment of the interest due, as required under this Agreement, which is herein defined as a payment exceeding more than Forty (40) days from the date specified by the written notice sent by the **AL-SERAJ**, the Security will be immediately provided to a mutually agreed upon third party to facilitate a conversion into shares equivalent to all outstanding principal and interest payment in accordance with Section 5 of this Agreement. The 40 days would be for unforeseen circumstances that are totally beyond the control of **GREENPRO** and which directly or indirectly affect **GREENPRO** business activities.

§ 14 GOVERNING LAW

1. This Agreement will be constructed in accordance with United Arab Emirates law regulating banker and customer relationship for dispute settlement (Arbitration Law).

§ 15 DISPUTE RESOLUTION

1. Arbitration is the final dispute resolution mechanism.
2. The Arbitration panel shall consist of three arbitrators, **GREENPRO** shall appoint one arbitrator, **AL-SERAJ** shall also appoint one arbitrator. The third arbitrator who shall be the presiding arbitrator shall be jointly appointed by the other two arbitrators.
3. Where the parties are unable to appoint an arbitrator(s) within Ten (10) business days of the service of a notice of dispute the President Chartered Institute of Arbitrators, UAE shall suggest arbitrators to the concerned parties who has the right to select from the list, where it the parties decides otherwise, it shall be given an extra (15) working days to do so. Where the arbitrators are unable to appoint the third arbitrator, the Presiding arbitrator shall be appointed by the President of the Chartered Institute of Arbitrators, UAE.
4. The decision of the arbitrator shall be final, binding and enforceable in any court of competent jurisdiction. The arbitrators shall have no power to consider or award punitive or exemplary damages or damages at all.
5. The parties shall bear their respective costs for the arbitration.

AL-SERAJ GROUP

§ 16 VENUE

1. Due to the Covid-19, this deal will be concluded remotely.

§ 17 LANGUAGE OF THE ARBITRATION PANEL

1. It shall be English.

§ 18 EXIT CLAUSE

1. **GREENPRO** is at liberty to exit from this "Agreement" which is agreeable. Upon such exit, **GREENPRO** will not be obligated to make any pre-payment penalties at any time during the 5th year term and any interest owing will be calculated and paid pro-rata up to the early pay-off date.

§ 19 FORCE MAJEURE

1. These are unforeseen circumstances that are totally beyond the control of **GREENPRO** and which directly or indirectly affect **GREENPRO** activities in **Hong Kong** that affects its cash flow and therefore unable to meet the facility repayment plan. Where any of this occurs, **GREENPRO** shall not be held liable in any way for failure to meet its financial commitment under this Agreement. The circumstances referred to include but are not limited to the following; Civil unrest of any kind, War, Change of Federal or State Government, Change of Government Policies, Amendment of Agency or Regulating laws, Withdrawal of License or Approval or any Natural Disasters.

§ 20 WAIVER

1. No failure or delay by the parties in exercising any right, power or privilege in this Agreement shall operate as a wavier thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

§ 21 ASSIGNMENT

1. **GREENPRO** is at liberty to assign, transfer, and dispose its rights and interests in this Agreement to a third party.

§ 24 SEVERABILITY

1. The clauses and paragraphs contained in this Agreement are intended to be read and construed

AL-SERAJ GROUP

independently of each other. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid. void or unenforceable, it is the parties intent that such provision be reduced in scope by the court only to the extent deemed necessary by the court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected impaired or invalidated as a result.

§ 25 FINAL PROVISIONS

1. Heading are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular means and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.
2. The address, the telephone and the e-mail address for contact and correspondence concerning this Agreement are:
   a) **AL-SERAJ**: Hawalli M 28 Al-Othman St., 2nd Floor, Office 3, King Hammoud Badr Al-Ustad, info@al-serajgroup.com
   b) **GREENPRO**: Room 1701-1703, 17/F., The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong, (852) 31117718, info@greenprocapital.com
   3. The Parties hereby indicate following persons responsible for executing this Agreement:
   a) **AL-SERAJ**: Isa Ahmed Dawood A.A. Alhajeri
   b) **GREENPRO**: Lee Chong Kuang and Loke Che Chan Gilbert
4. This Agreement be signed and returned on or before June 12th, 2020
5. The intention from our side is to make progress towards the closing date as smooth as possible.
6. This Agreement constitutes the entire agreement between the parties and there are no further items or provision, either oral or otherwise.
7. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
8. It is expressly and unequivocally agreed that the terms and conditions herein shall not be varied, altered and or modified except with the mutual written consent of the parties.

AL-SERAJ GROUP

on behalf of	on behalf of
AL-SERAJ GROUP HOLDING COMPANY	**GREENPRO CAPITAL CORP.**
Name: Isa Ahmed Dawood A.A. Alhajeri Position: President & CEO	Name: Lee Chong Kuang Position: Co-Owner & Director
	Name: Loke Che Chan Gilbert Position: Co-Owner & Director